                                                                   Exhibit 10.43

                         INVESTMENT MANAGEMENT AGREEMENT

This Investment Management Agreement ("Agreement") dated as of 6/10/05 is entered into by and between JPMORGAN INVESTMENT ADVISORS INC. ("Investment Advisor") and HOME POINTE INSURANCE COMPANY (the "Client") and sets forth the terms on which Investment Advisor will act as investment manager of the assets of Client placed with Investment Advisor for management hereunder (the "Account").

1 Appointment of Investment Advisor. Client hereby appoints Investment Advisor as investment manager with respect to the Account with full investment authority, subject to the Investment Guidelines (as defined and described in Section 3 below), and Investment Advisor accepts such appointment and agrees to open and maintain the Account as Client's agent and investment manager.

2 Composition of Account; Custody. (a) The Account shall consist of such cash and securities as shall be agreed upon by Client and Investment Advisor that Client from time to time places under the supervision of Investment Advisor and/or which shall become part of the Account as a result of transactions therein or otherwise.

(b) Client has appointed FIFTH THIRD BANK (the "Custodian") to be the custodian of the cash, securities and other property in the Account and Investment Advisor will execute all investment transactions for settlement with the Custodian under custodial account number 43-43-000-8132656. Client will provide Investment Advisor with reasonable notice of any contributions to or withdrawals from the Account as they may occur from time to time. Client shall direct the Custodian to comply with all investment instructions given by Investment Advisor with respect to the Account. Client shall provide Investment Advisor with reasonable advance notice of any subsequent changes in the Custodian.

(c) Client agrees that: (i) unless Client gives written instructions to the contrary all dividend and interest income received in respect of the Account will be retained by the Custodian for reinvestment as part of the Account, and
(ii) Client shall have full responsibility for the payment of all taxes due on capital or income held or collected for the Account and the filing of any returns in connection therewith or otherwise required by law.

3 Investment Guidelines. Client is responsible for informing Investment Advisor, in advance and in writing, of the investment policies, guidelines, objectives, restrictions, conditions, limitations or directions applicable to, as well as any cash needs of, the Account (the "Investment Guidelines"), and Investment Advisor shall invest, reinvest and manage the securities, cash and any other property in the Account subject to such Investment Guidelines as in effect from time to time. The initial Investment Guidelines are attached hereto as Exhibit A and made a part hereof. Client may amend the Investment Guidelines upon written notice to Investment Advisor; provided such amendment becomes effective only upon Investment Advisor's written acknowledgment of its receipt of such amendment, and Investment Advisor shall be provided a reasonable time to comply with such amendment.

4 Discretionary Authority. (a) Client requests Investment Advisor to review the assets held in the Account, and, subject to and in accordance with the Investment Guidelines, Investment Advisor shall have complete discretion and authority, without obtaining Client's instructions, to make such sales, exchanges, investments or reinvestments or to take any action that it deems necessary or desirable in connection with the assets in the Account, and in connection therewith to execute or cause to be executed any and all required


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
documents. In exercising its investment discretion Investment Advisor is not limited to investing in securities and other property of the type normally deemed appropriate for trust funds.

(b) Client authorizes Investment Advisor, in its discretion, to aggregate purchases and sales of securities for the Account with purchases and sales of securities of the same issuer for other clients of Investment Advisor occurring on the same day. When transactions are so aggregated, the actual prices applicable to the aggregated transaction will be averaged, and the Account and the accounts of other participating clients of Investment Advisor will be deemed to have purchased or sold their proportionate share of the securities involved at the average price so obtained.

(c) Subject to the Investment Guidelines, investments may be made in, but are not limited to, securities of any kind including common or preferred stocks, warrants, rights, corporate or government bonds or notes, repurchase agreements, securities of any open-end or closed-end management type investment company or investment trust registered under the Investment Company Act of 1940, limited liability legal entities and non-registered pooled funds. The fact that any bank or non-bank subsidiary of JPMorgan Chase & Co. is selling or providing services to and receiving remuneration from the foregoing repurchase agreement, investment company, investment trust or other investment product as counterparty, investment advisor, custodian, transfer agent, registrar, or otherwise shall not preclude Investment Advisor from investing the Account in the security.

5 Brokerage and Execution Services. In accordance with the terms of Exhibit B attached hereto and made a part hereof, the Client acknowledges that Investment Advisor will effect securities and other investment transactions through brokers of its choosing.

6 Proxies and Legal Notices. Investment Advisor shall vote all proxies with respect to securities held in the Account in accordance with Investment Advisor's proxy voting guidelines and procedures in effect from time to time. Client agrees to instruct Custodian to forward all proxy materials and related shareholder communications to the designee provided by Investment Advisor promptly upon receipt. Investment Advisor shall not be liable with regard to voting of proxies or other corporate actions if the proxy materials and related communications are not received in a timely manner. Investment Advisor will not be required to take any action or render any advice with respect to securities presently or formerly held in the Account, or the issuers thereof, which become the subject of any legal proceedings, including bankruptcies.

7 Information and Statements. Investment Advisor shall cause to be rendered to Client, no less frequently than quarterly, statements setting forth the property in the Account and transactions therein and advices of changes as they are made in the Account in accordance with Investment Advisor's normal procedures. Client agrees to review promptly all statements and advices. Client acknowledges that Custodian will furnish the official confirmations of Account transactions and periodic Account statements detailing positions and activity.

Except with respect to any act or transaction of Investment Advisor as to which Client shall object in writing to Investment Advisor within a period of ninety
(90) days from the date of receipt of any statement from Investment Advisor, Investment Advisor and all of its employees, representatives, directors, officers, shareholders, fiduciaries, employee benefit plans, or any affiliate thereof (collectively, the "JPMC Entities and Persons") shall upon the expiration of such period be released and discharged from any liability or accountability to Client and any of its agents or representatives as respects the propriety of acts, omissions, and transactions to the extent shown in such statement.


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
8 Delegation to Third Parties. Investment Advisor may employ an affiliate or a third party to perform any accounting, administrative, reporting and ancillary services required to enable Investment Advisor to perform its functions under this Agreement. Notwithstanding any other provision of the Agreement, Investment Advisor may provide information about Client and the Account to any such affiliate or other third party for the purpose of providing the services contemplated under this clause. Investment Advisor will act in good faith in the selection, use and monitoring of affiliates and other third parties, and any delegation or appointment hereunder shall not relieve Investment Advisor of any of its obligations under this Agreement.

9 Client Lists. Client consents to the use of Client's name in Investment Advisor's (or its affiliates') lists of representative clients solely for the purpose of identifying Client as a Investment Advisor client.

10 Fees and Expenses. For all services provided hereunder, Client shall pay Investment Advisor the fees set forth in Exhibit C attached hereto. Such fees may be changed by written agreement of the parties hereto. It is understood that, in the event such fees are to be paid by the Custodian, Client will provide written authorization to the Custodian to pay Investment Advisor's fees directly from the Account. In addition, it is agreed that all brokerage commissions, taxes, charges and other costs incident to the purchase and sale of securities shall be charged to and paid from the Account. Client shall also be responsible for, and shall reimburse Investment Advisor with respect to, any out-of-pocket expenses (including attorneys fees) incurred by any of the JPMC Entities and Persons with respect to any litigation or required responses to third parties arising out of Investment Advisor's management of the Account, except to the extent it is judicially determined that Investment Advisor acted with gross negligence or willful misconduct.

11 Service to Other Clients. It is understood that Investment Advisor and its affiliates perform investment advisory services for various clients. Client agrees that Investment Advisor may give advice and take action with respect to any of its other clients, which may differ from advice given or the timing or nature of action taken with respect to the Account. It is Investment Advisor's policy, to the extent practicable, to allocate investment opportunities among clients over a period of time on a fair and equitable basis. It is understood that Investment Advisor shall not have any obligations to purchase or sell, or to recommend for purchase or sale, for the Account any security which Investment Advisor, its principals, affiliates or employees may purchase or sell for its or their own accounts or for the account of any other client, if in the opinion of Investment Advisor such transaction or investment appears unsuitable, impractical or undesirable for the account. Client acknowledges that Investment Advisor may make different investment decisions with respect to each of its clients, and that such fact shall not be relied upon by Client or any of its agents or representatives as evidence of a breach of Investment Advisor's duties hereunder.

12 Insider Information. If, by reason of its investment management activities, Investment Advisor obtains material non-public information, Client acknowledges that Investment Advisor will not make any investment decisions based upon such information.

13 Notices. All notices and other written communications specified herein shall be deemed duly given if delivered personally, if mailed (by registered or certified mail, return receipt requested and postage prepaid), if sent by overnight courier service for next business day delivery, by facsimile transmission, or by electronic transmittal with return receipt, to the appropriate address for each party as set forth below. Such communications shall be effective immediately (if delivered in person or by confirmed facsimile), upon the date acknowledged to have been received in return receipt, or upon the next business day (if sent by overnight courier service).


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
Notices shall be sent to Investment Advisor at the following address:

Address: 1111 Polaris Parkway, Suite 3F, Columbus OH 43240
Facsimile: 614-213-6527
Attention: Client Service Management

A copy of all legal notices shall also be delivered to Investment Advisor at the following address:

J.P. Morgan Investment Management Inc.
1111 Polaris Parkway, Columbus, OH 43240
Attention: Legal Department

Notices shall be sent to Custodian at the following address:
Address: Fifth Third Bank
Facsimile: __________________________________
Attention: __________________________________

Notices shall be sent to Client at the following address:
Address: 28819 Franklin Road
         Southfield, MI 48037-2223
Attention: Ms. Celeska B. Fredianelli, Controller
Facsimile: __________________________________

14 Discharge of Liability. (a) Investment Advisor does not guarantee the future performance of the Account or any specific level of performance, the success of any investment decision or strategy that Investment Advisor may use, or the success of Investment Advisor's overall management of the Account. Client understands that investment decisions made for the Account by Investment Advisor are subject to various market, currency, economic, political and business risks, and that those investment decisions will not always be profitable. Investment Advisor will manage only the securities, cash and other investments held in the Account and in making investment decisions for the Account, Investment Advisor will not consider any other securities, cash or other investments owned or managed by Client.

(b) The JPMC Entities and Persons shall have no liability for any expenses, losses, damages, liabilities, charges and claims of any kind or nature whatsoever ("Losses") incurred by or threatened against Investment Advisor as the result of any actions it takes based on instructions it receives from authorized persons ("Authorized Persons") of the Client and reasonably believed by the JPMC Entities and Persons to be genuine. A list of such Authorized Persons is listed on Exhibit D. The JPMC Entities and Persons shall not be liable to Client or its representatives for any Losses suffered by Client arising from any depreciation in the value of the Account or from the income derived from it (including, without limitation, where such depreciation results from capital loss or taxation liability) or other Losses that result from Investment Advisor's actions hereunder, except to the extent such Losses are judicially determined to be proximately caused by the gross negligence or willful misconduct of Investment Advisor. Under no circumstances shall the JPMC Entities and Persons be liable for any special, consequential or indirect damages.

(c) Investment Advisor may consult with legal counsel (who may be of counsel to Client or the Custodian) concerning any question which may arise with reference to its duties under this Agreement, and the opinion of such counsel shall be full and complete protection with respect to any action taken or suffered by Investment Advisor hereunder in good faith and in accordance with the opinion of such counsel.


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(d) Notwithstanding the foregoing, no provision of this Agreement shall constitute a waiver or limitation of any right of Client that may exist under Federal or state securities law.

15 Force Majeure. (a) Neither party to this Agreement shall be liable for damages resulting from delayed or defective performance when such delays arise out of causes beyond the control and without the fault or negligence of the offending party. Such causes may include, but are not restricted to, Acts of God or of the public enemy, terrorism, acts of the State in its sovereign capacity, fires, floods, earthquakes, power failure, disabling strikes, epidemics, quarantine restrictions, and freight embargoes.

(b) If at any time due to major fluctuations in market prices, abnormal market conditions or any other reason outside the control of Investment Advisor, there shall be a deviation from the specific instructions set out in the Investment
Guidelines: (i) Investment Advisor shall not be in breach of the Investment Guidelines provided it takes such steps as may be necessary to ensure compliance within 14 days after such deviation occurs; and (ii) If, in the judgment of Investment Advisor, the actions described in (i) above are not in the best interests of Client, Investment Advisor may, prior to the expiration of the 14 day period referred to in (i) above, make a written recommendation to Client on the most appropriate way to deal with the deviation which shall toll the deadline in (i) above. Unless Client directs Investment Advisor to the contrary within 14 days of the receipt by Client of the recommendation, Investment Advisor shall be entitled to implement its recommendation and shall not be in breach of the Investment Guidelines. Investment Advisor does not provide any express or implied warranty as to the performance or profitability of the Account or any part thereof or that any specific investment objectives will be successfully met.

16 Client Representations. Client represents and warrants to Investment Advisor that: (i) Client has full power and authority to appoint Investment Advisor to deal with the Account in accordance with the terms of this Agreement, this Agreement is valid and has been duly authorized, does not violate any obligation by which Client is bound, and when so executed and delivered, will be binding upon Client in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and general principles of equity (and Client agrees to provide Investment Advisor with evidence of such authority as may be reasonably requested by Investment Advisor); (ii) Client is not an investment company as defined by the "Investment Company Act of 1940" and registration of the Account under such Act is not required; (iii) the Account does not contain employee benefit plan assets subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Client is not an employee benefit plan subject to ERISA, and Client is not entering into this Agreement in a fiduciary capacity under ERISA; (iv) Client has executed and delivered to Investment Advisor, as applicable, a QEP Qualification (Annex A) and a Qualified Institutional Buyer Certification (Annex
B), and Client will immediately advise Investment Advisor in writing of any change in status affecting such documents; (v) Client acknowledges that it has received from Investment Advisor a copy of Part II of Investment Advisor's Form ADV more than forty-eight (48) hours prior to entering into this Agreement; and
(vi) Client shall furnish to Investment Advisor certified copies of appointments or designations setting forth the names, titles and authorities of the individuals who are authorized to act on behalf of Client with respect to the Account and this Agreement, and Investment Advisor shall be entitled to rely upon such information until it receives written notice of a change in such appointments or designations.

17 Investment Advisor Representations. Investment Advisor represents and warrants to Client that: (i) this Agreement is valid and has been duly authorized, does not violate any obligation by which Investment Advisor is bound, and when so executed and delivered, will be binding upon Investment Advisor in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and general principles of equity; and (ii) it is registered as an investment adviser under the Investment Adviser's Act of 1940.


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18 Applicable Law. All questions arising hereunder shall be determined according to the laws of the State of New York (without regard to its conflict of laws provisions) and the provisions hereof shall be binding upon the successors and assigns of the parties. Client hereby submits to the jurisdiction of the courts of New York and of the Federal Courts in the Southern District of New York with respect to any litigation relating to this agreement, and consents to the service of process by the mailing to Client of copies thereof by certified mail to Client's address as it appears on the books and records of Investment
Advisor, such service to be effective ten days after mailing. Client hereby waives trial by jury in any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement. Client hereby irrevocably waives any immunity to which it might otherwise be entitled in any arbitration, action at law, suit in equity or any other proceedings arising out of or based on this Agreement or any transaction in connection herewith.

19 Assignment. This Agreement may not be assigned, as defined in the Investment Advisers Act of 1940, as amended, and the rules thereunder without the written consent of the other party.

20 Termination and Survival. This Agreement may be terminated with respect to all or a portion of the cash, securities or other property constituting the Account by either party as to its responsibilities hereunder at any time by giving to the other party written notice at least thirty (30) days prior to the date on which such termination is to become effective. Termination of this Agreement shall be without prejudice to the completion of any commitments to purchase or dispose of any securities or other property made by Investment Advisor prior to giving or receipt of notice to terminate this Agreement. The provisions relating to the following rights and obligations of the parties shall survive the termination, cancellation, expiration and/or rescission of this
Agreement: Client Lists, Discharge of Liability, Applicable Law, and Termination and Survival.

21 Counterparts; Severability. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that one or more provisions of this Agreement shall be held by any court to be invalid, void or unenforceable, the remaining provisions shall nevertheless remain and continue in full force and effect.

22 Amendment. This Agreement may be amended by mutual consent of the parties. Except as provided herein, no alteration or variation of the terms of this Agreement shall be valid unless made in writing and signed by the parties hereto.

23 Customer Identification Program. To help the government fight the funding of terrorism and money laundering activities, Investment Advisor has adopted a Customer Identification Program, ("CIP") pursuant to which Investment Advisor is required to obtain, verify and maintain records of certain information relating to its clients. In order to facilitate Investment Advisor's compliance with its CIP, Client hereby represents and warrants that (i) Client's taxpayer identification number or other government issued identification number is 56-2512990, (ii) all documents provided to Investment Advisor are true and accurate as of the date hereof, and (iii) Client agrees to provide to Investment Advisor such other information and documents that Investment Advisor requests in order to comply with Investment Advisor's CIP.

IN WITNESS WHEREOF, this Agreement has been signed on behalf of the parties on the day and year first above written.


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
HOME POINTE INSURANCE COMPANY           JPMORGAN INVESTMENT ADVISORS INC.


By: /s/ B. Matthew Petcoff              By: /s/ Richard P. Butler
    ---------------------------------       ------------------------------------
Title: President                        Title: VICE PRESIDENT


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
                                    EXHIBIT A

4.0 GENERAL PORTFOLIO GUIDELINES

4.A. APPROVED SECURITY TYPES

Security types approved for investment include:

- treasury bills, promissory notes, corporate paper (including commercial paper, term deposits, bearer discount notes, certificates of deposit, bankers acceptances, bank deposits), and money market funds;

-    bonds/debentures - includes all types of bonds or debentures

- mortgage backed securities - includes agency and non-agency mortgage pass-throughs, as well as, fixed and floating rate CMOs, and CMBS

-    asset-backed securities

-    U.S. Dollar denominated debt of foreign issuers (Yankee Bonds)

- 144-A securities (securities must be rated by at least one NRSRO and must meet credit quality guidelines as outlined in 4.E)

-    preferred shares

-    convertible securities

-    equities

4.B DURATION/ AVERAGE MATURITY

For the fixed income assets, the interest rate risk exposure will be managed in relation to the existing liability requirements, market conditions and interest rate risk limits. Cognizance should be given to but not dictated by liabilities in structuring of the fixed income portfolio.

The maximum interest rate risk of the fixed income assets, including cash, as measured by average modified duration, will be limited to a range of 70% to 130% of the average duration of the appropriate market benchmark index.

4.C LIQUID RESERVES

The portfolio should be designed to avoid forced sales.

Portfolio structures should be managed to ensure that there is sufficient liquidity to provide for immediate operational requirements.

Beyond normal operational needs, should circumstances force the liquidation of assets, it is important that portfolios maintain liquidity sufficient to meet these needs.

The minimum amount of assets that would mature within 1 year is 3% of the portfolio, unless specifically requested to be changed by the Investment Committee. These assets would be expected to experience the least amount of volatility and liquidity risk, thereby enabling efficient sale as necessary.

4.D MARKETABILITY

The majority of the assets in each portfolio must be readily marketable. For fixed income assets the securities must be of a quality that could easily obtain a fair market bid from the major bond desks. The total size of most fixed income issues should be large enough to ensure a reasonable expectation of a secondary market. For equities, the securities must be listed on a recognized exchange (New York, American, NASDAQ, and Toronto).

4.E CREDIT QUALITY


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All portfolios should maintain high credit quality. Alternatives to high quality government securities should only be purchased when there is a meaningful gain in after tax return. Investment credit guidelines must be in compliance with the appropriate state regulatory guidelines.

Bonds purchased for the portfolio should have an NAIC rating of 1 (A rated or above), or 2 (BBB) with no more than 20% of the portfolio in NAIC2. Bonds with an NAIC ranking of 3,4,5 or 6 are not eligible for investment unless specifically approved by the Investment Committee.

In a case where the credit rating for an investment in the portfolio falls to NAIC 3,4,5 or 6 the investment manager will determine a prudent course of action. North Pointe management is to be informed of the recommended strategy. No more than 5% of the portfolio should be in securities with an NAIC ranking of 3,4,5 or 6.

4.F SIZE PARAMETERS/ DIVERSIFICATION LIMITS

The following are the guidelines as related to issuer and industry diversification. These diversification guidelines apply to the portfolios of each subsidiary individually. These limits must also be in compliance with the specific NAIC/state insurance regulations. All diversification limits are in terms of the percentage of the total investment portfolio at market:

- Commercial paper/cash equivalents- no more than 15% in a single issuer; investments should be in highest ratings (A1,R1,P1);

- Treasuries, Government Agencies, Canadas - no maximum or concentration limit;

- State/Province/Municipality - no more than 25% in any one state, province or municipality;

-    Corporate bonds - no more than 10% in any one issuer;

-    Preferred shares - no more than 5% in any one issuer;

-    Equity - no more than 3% in any one issuer;

In any cases where an issuer's equity and debt securities are held the maximum limit would be 10% in total.

Industry concentration - no more than 25% in any one industry.

5.0 ASSET MIX GUIDELINES

The intent of asset class allocation is to enable return maximization within acceptable risk parameters. The allocation of investments to individual asset class must take into consideration the impact on risk based capital calculations, the impact on AM Best and other ratings and overall portfolio risk. Asset allocations must also be in compliance with applicable state insurance regulations.

Asset allocation limits are a statement of limits and not specific allocation requirements. The following are asset mix guidelines as a percentage of the investment portfolio at market:

                                           Minimum   Benchmark   Maximum
                                           -------   ---------   -------
Short Term/ cash equivalent (term<1yr)        3%         4%         5%
Bonds and Preferred Shares                   70%        86%        95%
Equity** (subject to a maximum of 50% of
   shareholders' equity on a GAAP basis)      0%        10%        20%

All limits are measured on a market basis at the time of purchase. Should market appreciation cause holdings to exceed the limit the Investment Committee should be advised.


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Notes:

* Securities rated NAIC2 should be limited to 20% of the portfolio and NAIC3,4,5,6 should be no more than 5% in total.

** Unless otherwise approved, equities listed on the New York and American Stock Exchanges, NASDAQ and Toronto.

6.0 PERFORMANCE MEASUREMENT

The investment returns will be calculated for the entire portfolio as well as for each asset class.

Performance calculations are to be done in accordance with AIMR Performance Presentation Standards.

Returns will be provided on a gross basis and compared against appropriate market benchmarks. The benchmark indices for each asset class are as follows:

-    For US short term/cash the benchmark is the 91 Merrill T-bill index.

- For US taxable and tax-exempt bonds - see Appendix B for the appropriate custom benchmark.

-    For US equities the index is the S&P 500.

A composite benchmark will be created using neutral weightings for each asset class. These benchmark weightings will reflect the corporation's investment objective, risk tolerance and the current financial and tax condition of the firm. The benchmark weightings are to be reviewed by the investment committee each year.

The current benchmark weightings for a broad market mandate are as follows:

              Index
              -----
Cash      4%  91 day T-bill Index
Bonds    86%  see Appendix B
Equity   10%  S&P 500

NORTH POINTE BOARD OF DIRECTORS

James G. Petcoff
Chief Executive Officer
North Pointe Holdings Corporation

B. Matthew Petcoff
Chief Operating Officer
North Pointe Holdings Corporation

NORTH POINTE INVESTMENT COMMITTEE

James G. Petcoff B. Matthew Petcoff
Joon Moon John H. Berry

NORTH POINTE MANAGEMENT/INVESTMENT OPERATIONS (248)-358-1171

James G. Petcoff (jpetcoff@npic.com)
B. Matthew Petcoff (mpetcoff@npic.com)
John H. Berry (jberry@npic.com)
Celeska B. Fredianelli (cfredianelli@npic.com)
Brian J. Roney (broney@npic.com)
Wendy Walton (wwalton@npic.com)


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
INVESTMENT MANAGER

JPMorgan Investment Advisors
     Joseph Walden (joseph_w_walden@bankone.com)
     Craig Haynes (craig_haynes@bankone.com) (313)225-3225
     Tom Hoover (thomas_h_hoover@bankone.com) (614)248-6860

CUSTOM FIXED INCOME BENCHMARK

4%   Lehman 3-month T-Bill Index

73%  Lehman Intermediate Gov't/Credit Index

23%  Lehman Mortgage-Backed Securities (MBS) Index

Adopted: August 5, 2004


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
                                    EXHIBIT B

Brokerage and Execution Services

(a) Investment Advisor will use the execution services of such broker-dealers as it may select from time to time, which will be entitled to compensation for their services, to effect transactions for the purchase and/or sale of securities and other investments by the Account. In connection with transactions effected for the Account, Client authorizes Investment Advisor to establish and trade in accounts in its or the name of the Account with members of national or regional securities exchanges and the National Association of Securities Dealers Inc., including "omnibus" accounts established for the purpose of combining orders for more than one client.

(b) Client hereby authorizes Investment Advisor to effect transactions for the Account through affiliated broker-dealers ("Affiliated Broker-Dealers") and the Affiliated Broker-Dealers may retain commissions in connection with effecting such agency transactions for the Account. Client understands that other broker-dealers may be willing to effect transactions for Client at lower commission rates than those charged by Affiliated Broker-Dealers. When executing trades through Affiliated Broker-Dealers, Investment Advisor shall seek to obtain the most favorable terms for Client transactions that are reasonably available under the circumstances. If Client's Account is subject to Section ll(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") and Rule 11a2-2(T) thereunder, Client authorizes the Affiliated Broker-Dealers that may be members of a U.S. securities exchange, or have the right to trade on such an exchange, to execute transactions on such exchange for the Account.

(c) In selecting brokers through which transactions for client accounts will be executed, Investment Advisor's primary consideration will be the broker's ability to provide best execution of trades. In making a decision about best execution (and subject to section 28(e) of the Exchange Act), Investment Advisor may consider a number of factors including, but not limited to, trade price and commission and quality of research services the broker may provide. The commission rates paid to any broker for execution of transactions will be determined through negotiations with the broker, taking into account industry norms for the size and type of transaction, and the nature of brokerage and research services provided. Such research services may include, but not be limited to, analysis and reports concerning economic factors and trends, industries, specific securities, and portfolio strategies. Research services furnished by brokers will generally be used in connection with all Investment Advisor's advisory accounts, although not all such services may be used with any particular account that paid commissions to the brokers providing such services.

(d) Investment Advisor is also hereby authorized to effect "agency cross transactions" (as defined in Rule 206(3)-2 promulgated by the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended) with its Affiliated Broker-Dealers whereby they will act as agent for, and receive commissions from, the Account and the party on the other side of the transaction. Client understands that in addition to receiving commissions from both parties, the Affiliated Broker-Dealers may have a potentially conflicting division of loyalties and responsibilities to both parties to the transaction. Client's consent to execute "agency-cross transactions" may be revoked at any time by written notice from Client to Investment Advisor.


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
                                    EXHIBIT C

FEE AGREEMENT

Account Name: HOME POINTE INSURANCE COMPANY
Account

FEE SCHEDULE:

Investment Advisor's annual fee for acting as investment manager of the above referenced Account is as follows:

0.22 of 1% on the balance

BILLING PERIOD:

The investment management fee will be calculated as of the last business day of each calendar quarter-end (i.e. March, June, September, December).

FEE CALCULATION METHODOLOGY:

Investment Fee Time Period: Quarterly

Investment Fee Method (check one): Account value as of the last day of the period*/Average daily account balance (not available for Accounts with a third-party custodian)

The market value used for calculating the fee will be based on the average of's three month-end market values comprising the billing period.

* For accounts valued on the last day of each period, the market value(s) that form(s) the basis for each fee calculation will be adjusted to prorate any contributions and withdrawals that occurred during the billing period when the daily sum of such activity exceeds the greater of $1 million or 2% of the portfolio's market value. For purposes of determining this percentage threshold, each day's contributions and withdrawals will be measured against the immediately preceding month-end market value.

Agreed to and accepted:

HOME POINTE INSURANCE COMPANY           JPMORGAN INVESTMENT ADVISORS INC.


By: /s/ B. Matthew Petcoff              By: /s/ Richard P. Butler
    ---------------------------------       ------------------------------------
Title: President                        Title: VICE PRESIDENT


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
               ANNEX B QUALIFIED INSTITUTIONAL BUYER CERTIFICATION

To: JPMorgan Investment Advisors Inc. (the "Agent")

Dear Ladies and Gentlemen:

The undersigned has retained Agent to manage the assets in the undersigned's account (the "Account") pursuant to an agreement with the Agent (the "Agreement"). Pursuant to the Agreement, the Agent is authorized to invest the Account in restricted securities under Rule 144A of the Securities Act of 1933 ("Rule 144A") that are issued by various issuers (the "Issuers") and purchased from various Broker-Dealers (the "Brokers"). In order to establish that it is a "Qualified Institutional Buyer" under Rule 144A, the undersigned hereby makes the certifications set forth below to the Agent, the Issuers, and the Brokers. The undersigned acknowledges that the Agent, the Issuers, and the Brokers will rely on this certification for purposes of Rule 144A. The Agent is hereby authorized to certify to the Issuers and Brokers from time to time that the undersigned is a Qualified Institutional Buyer within the meaning of Rule 144A. Such Issuers and Brokers may rely on a certification from the Agent as to the undersigned's status as a Qualified Institutional Buyer as if such certification were delivered directly from the undersigned. The undersigned agrees to notify the Agent of any change in the certifications set forth below. This certification shall be deemed to be a continuing certification until such time as Agent is notified in writing that the undersigned is no longer a Qualified Institutional Buyer for purposes of Rule 144A.

The undersigned hereby certifies that it is familiar with the requirements of Rule 144A and further certifies, represents and warrants that:

1. The undersigned is a "Qualified Institutional Buyer" as described in Attachment A hereto.

2. As of ___________________*, the undersigned owned and invested on a discretionary basis an aggregate of $_________________**, of eligible securities as defined and calculated as set forth in Attachment A.

3. Fiscal year end: _____________________________

4. The undersigned is acting for its own account or the accounts of other Qualified Institutional Buyers.

5. The person signing this certification is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the undersigned duly authorized to execute this certification. If the undersigned is a "family of investment companies" as defined in Rule 144A, the person executing this certification is an executive officer of the investment adviser.

Company: Home Pointe Insurance Company
By: Ms. Celeska B. Fredianelli
Printed Name: ________________________
Title: Controller
Date: _________________

* Insert a specific date on or since the end of the undersigned's most recent fiscal year.

** The amount can be an approximation but must be a specific amount in excess of $100 million or such lesser amount applicable to the entity as contemplated by Attachment A. The aggregate investable amount should include all eligible securities, not just those managed by agent.


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
                                  ATTACHMENT A

Definition of "QUALIFIED INSTITUTIONAL BUYER"

Any of the following entities, acting for its own account or the account of other Qualified Institutional Buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities:

     A company organized as an insurance company, whose primary and predominant business activity is the writing of insurance or the reinsuring of risk underwritten by insurance companies, and which is subject to supervision by the insurance commissioner, or similar official or agency, of a state or territory or the District of Columbia; or any receiver or similar official or any liquidating agent for an insurance company, in his capacity as such.

     An investment company registered under the Investment Company Act of 1940.

     A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940.

     A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

     A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees.

     An employee benefit plan within the meaning of Title I of the Employment Retirement Income Security Act of 1974 ("ERISA").

     A trust fund whose trustee is a bank or trust company and whose participants are exclusively (i) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, or
     (ii) employee benefit plans within the meaning of Title I of the ERISA, except trust funds that include as participants individual retirement accounts or H.R. 10 plans.

     A business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

     An organization described in Section 501(c)(3) of the Internal Revenue
     Code.

     A corporation (other than a bank as defined in Section 3(a){2) of the Securities Act of 1933 or a savings and loan association or other institution referenced in Section 3(a)(5)(A) of the Securities Act of 1933 or a foreign bank or savings and loan association or equivalent institution).

     A partnership.

     A Massachusetts or similar business trust.

     An investment adviser registered under the Investment Advisers Act of 1940.


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
     A bank as defined in Section 3(a)(2) of the Securities Act of 1933 that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale under the rule.

     A savings and loan association or other institution as referenced in
     Section 3(a)(5)(A) of the Securities Act of 1933 that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale under the rule.

     A foreign bank or savings and loan association or equivalent institution that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 18 months preceding such date of sale for a foreign bank or savings and loan association or equivalent institution.

     A dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended ("Exchange Act") that in the aggregate owns and invests on a discretionary basis at least $10 million in securities.

     A dealer registered pursuant to Section 15 of the Exchange Act, acting in a riskless principal transaction on behalf of a Qualified Institutional Buyer.

     An investment company registered under the Investment Company Act of 1940 that is part of a family of investment companies (as defined in Rule 144A(a)(l)(iv)) which ownin the aggregate at least $100 million in securities.

     An entity, all of the equity owners of which are Qualified Institutional Buyers.

Calculation of the Aggregate Amount of Securities owned and invested on a discretionary basis

Exclusions. In determining the aggregate amount of eligible "securities" owned and invested on a discretionary basis, the following instruments and interests shall be excluded: securities issued by affiliates of the entity, bank deposit notes and certificates of deposits, loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps.

Valuation. The aggregate value of securities owned and invested on a discretionary basis by an entity shall be the cost of such securities, except that they may be valued at market if the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published.

Subsidiaries. Securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under section 13 or 15(d) of the Exchange Act, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.


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